Press Release
Spirit MTA REIT Announces
Second Quarter 2018 Financial and Operating Results
- Completed Spin-Off from Spirit Realty Capital, Inc. -
- Announces Cash Dividends for Common and Preferred Stock -

Dallas, TX - August 9, 2018 - Spirit MTA REIT (NYSE: SMTA) ("SMTA" or the "Company"), a net-lease real estate investment trust ("REIT") headquartered in Dallas, Texas, today reported its financial and operating results for the second quarter ended June 30, 2018.
Unless otherwise specified, the second quarter 2018 highlights and financial statements that follow include two months of financial and operating information for the Company's predecessor entities (the "Predecessor Entities") and one month of financial and operating results for SMTA as a stand-alone company.
SECOND QUARTER HIGHLIGHTS

•
On May 31, 2018, the Spin-Off from Spirit Capital Realty, Inc. ("Spirit") was completed with the distribution of one share of SMTA common stock for every ten shares of Spirit common stock held by each of Spirit's stockholders as of May 18, 2018, with 42,851,010 total shares of SMTA common stock issued in conjunction with the Spin-Off.

•
Invested $16.7 million in acquiring four properties and other revenue producing capital expenditures. The newly acquired properties have a weighted average lease term of 14.1 years and an initial weighted-average cash yield of approximately 7.06%.

•
Disposed of ten properties for $26.3 million in gross proceeds. Among the sales were three properties leased to Shopko for gross proceeds of $15.6 million, at a weighted average capitalization rate of 7.92%.

CEO COMMENTS
“We are very pleased to report our financial and operating results as a stand-alone Company, having completed our Spin-Off transaction from Spirit Realty Capital, Inc. during the quarter. SMTA provides an attractive and unique opportunity for investors to benefit from the monetization of a portfolio of non-core assets and the growth of our seasoned master funding vehicle. During the second quarter, we completed $26.3 million of dispositions, including three properties leased to Shopko. Together with our highly incentivized asset manager, Spirit Realty Capital, Inc., we intend to allocate our capital in accordance with our proprietary portfolio management tools, which we believe will enhance shareholder value over the long term,” stated SMTA Chief Executive Officer, Chief Financial Officer and Treasurer Ricardo Rodriguez.

FINANCIAL RESULTS

•
Total revenues for the Master Trust 2014 and Other Properties segments were $44.8 million and $16.2 million, respectively, for the three months ended June 30, 2018, compared to $41.5 million and $15.7 million for the same period last year. Total revenues for the Master Trust 2014 and Other Properties segments were $90.0 million and $31.0 million, respectively, for the six months ended June 30, 2018, compared to $82.8 million and $32.3 million for the same period last year.

•
Net loss attributable to common stockholders was $0.3 million, or $0.01 per share, for the three months ended June 30, 2018, compared to net income of $9.3 million for the same period a year ago. Net loss attributable to common stockholders was $7.9 million or $0.18 per share, for the six months ended June 30, 2018, compared to net income of $23.3 million for the same period a year ago.

•
FFO per diluted share was $0.40 and $0.62 for the three months ended June 30, 2018 and 2017, respectively. FFO per diluted share was $0.86 and $1.32 for the six months ended June 30, 2018 and 2017, respectively.

•
AFFO for the three months ended June 30, 2018 was $25.8 million, compared to $31.6 million for the same period a year ago. AFFO per diluted share was $0.60 and $0.74 for the three months ended June 30, 2018 and 2017, respectively. AFFO for the six months ended June 30, 2018 was $52.7 million, compared to $63.4 million for the same period a year ago. AFFO per diluted share was $1.23 and $1.48 for the six months ended June 30, 2018 and 2017, respectively.

•
On June 14, 2018, the Board of Directors of Spirit MTA SubREIT, Inc. ("SubREIT") declared a quarterly cash dividend of $15.00 per share of 18% Series A Cumulative Redeemable Preferred Stock (the "SubREIT Preferred Stock"), pro rated for the period from June 1, 2018 to June 30, 2018, which equates to an annualized cash dividend of $180.00 per share. The quarterly dividend was paid on June 29, 2018.

•
On June 19, 2018, the Board of Trustees of SMTA declared a quarterly cash dividend of $0.21 per share of 10% Series A Cumulative Redeemable Preferred Stock (the "SMTA Preferred Stock"), pro rated for the period from May 31, 2018 to June 30, 2018, which equates to an annualized cash dividend of $2.50 per share. The quarterly dividend was paid on June 29, 2018.

•
On August 9, 2018, the Board of Trustees of SMTA declared a total cash dividend of $0.33 per common share, comprising $0.08 for the month ended June 30, 2018 and $0.25 for the quarter ended September 30, 2018, to be paid on October 15, 2018 to holders of record as of September 28, 2018, and a cash dividend of $0.625 per share of SMTA Preferred Stock to be paid on September 28, 2018 to holders of record as of September 14, 2018.

•
On August 9, 2018, the Board of Directors of SubREIT declared a quarterly cash dividend of $45.00 per share of SubREIT Preferred Stock to be paid on September 28, 2018 to holders of record as of September 14, 2018.

•
The amount and timing of dividends for 2018 and beyond, will be at the discretion of the Board of Trustees and made pursuant to the Company's Dividend Policy. The Board of Trustees' decisions regarding the payment of dividends will depend on many factors, including, but not limited to, maintaining the Company's REIT tax status, timing and magnitude of disposition activities, investment opportunities and working capital needs.

SECOND QUARTER PORTFOLIO HIGHLIGHTS

•	During the three months ended June 30, 2018, SMTA invested $16.7 million in acquiring four properties and other revenue producing capital expenditures, all related to the Master Trust 2014 portfolio. The newly acquired properties have a weighted average lease term of 14.1 years and an initial weighted-average cash yield of approximately 7.06%.

•
During the three months ended June 30, 2018, SMTA disposed of ten properties for $26.3 million in gross proceeds, including the sale of three income producing properties. Among the disposals were five properties within Master Trust 2014 for gross proceeds of $5.3 million, three properties leased to Shopko for gross proceeds of $15.6 million and two additional properties for $5.4 million in gross proceeds.

•
As of June 30, 2018, SMTA's diversified real estate portfolio, comprised of 888 owned properties, with 784 and 104 in the Master Trust 2014 and Other Properties segments, respectively, was 98.8% occupied with a weighted average remaining lease term of 10.1 years.

FIRST HALF PORTFOLIO HIGHLIGHTS

•
During the six months ended June 30, 2018, SMTA invested $16.9 million in four properties and other revenue producing capital expenditures, all related to the Master Trust 2014 portfolio. The newly acquired properties have a weighted average lease term of 14.1 years and an initial weighted-average cash yield of approximately 7.06%.

•
During the six months ended June 30, 2018, SMTA disposed of 30 properties for $44.2 million in gross proceeds, including the sale of 23 income producing properties for $33.5 million. Among the disposals were 25 properties within Master Trust 2014 for gross proceeds of $23.2 million, three properties leased to Shopko for gross proceeds of $15.6 million and two additional properties for $5.4 million in gross proceeds.

BALANCE SHEET, LIQUIDITY & CAPITAL MARKETS

•
On May 31, 2018, in conjunction with the Spin-Off, 42,851,010 shares of SMTA common stock were issued to the holders of Spirit common stock at a ratio of one share of SMTA common stock for every ten shares of Spirit common stock.

•
In conjunction with the Spin-Off, SMTA issued to Spirit Realty, L.P. and one of its affiliates, both wholly-owned subsidiaries of Spirit, 6.0 million shares of SMTA Preferred Stock, with an aggregate liquidation preference of $150.0 million. The SMTA Preferred Stock pays cash dividends at the rate of 10.0% per annum on the liquidation preference of $25.00 per share (equivalent to $0.625 per share on a quarterly basis and $2.50 per share on an annual basis).

•
In conjunction with the Spin-Off, SubREIT issued 5,000 shares of SubREIT Preferred Stock to a third party, with an aggregate liquidation preference of $5.0 million. The SubREIT Preferred Stock pays cash dividends at the rate of 18.0% per annum on the liquidation preference of $1,000.00 per share (equivalent to $45.00 per share on a quarterly basis and $180.00 per share on an annual basis).

•	Unencumbered Assets totaled $604.1 million as of June 30, 2018, representing approximately 21% of SMTA's total real estate investments.

•
As of June 30, 2018, Encumbered Assets made up $2.1 billion of total real estate investments, with all but one property, with a real estate investment amount of $123.3 million, included in Master Trust 2014.

•	Adjusted Debt to Annualized Adjusted EBITDAre was 9.6x as of June 30, 2018, based on the one month ended June 30, 2018.

•	Sold three properties leased to Shopko for gross proceeds of $15.1 million during the period from July 1, 2018 through August 7, 2018.

•	As of August 7, 2018, SMTA had approximately $55.1 million in cash and cash equivalents.

•	As of August 7, 2018, SMTA had additional funds available for acquisitions of approximately $54.8 million in its SMTA Master Trust Program release accounts.

•	As of August 7, 2018, our outstanding common share count is 43,000,862.
EARNINGS WEBCAST
The Company has provided pre-recorded comments from management. Interested parties can listen to the presentation via the following:

Internet:	The webcast link can be located on the investor relations page of the Company's website at www.spiritmastertrust.com

Telephone:	(877) 344-7529 (Domestic) / (412) 317-0088 (International) / (855) 669-9658 (Canada) Access code 10123123
ABOUT SPIRIT MTA REIT
Spirit MTA REIT (NYSE: SMTA) is a net-lease REIT headquartered in Dallas, Texas. SMTA owns one of the largest, most diversified and seasoned commercial real estate backed master funding vehicles.  Our strategy relies on the disposition of non-core properties, disciplined acquisitions, and proactive portfolio management. SMTA is managed by Spirit Realty Capital, L.P, a wholly-owned subsidiary of Spirit (NYSE: SRC), one of the largest publicly traded triple net-lease REITs.
As of June 30, 2018, our diversified portfolio was comprised of 888 properties, including properties securing mortgage loans made by the Company. Our properties, with an aggregate gross leasable area of approximately 20.0 million square feet, are leased to approximately 205 tenants across 45 states and 23 industries. More information about Spirit MTA REIT can be found on the investor relations page of the Company's website at www.spiritmastertrust.com.
INVESTOR CONTACT
Investor Relations
(972) 476-1409
SMTAInvestorRelations@SpiritRealty.com
FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as "expect," "plan," "will," "estimate," "project," "intend," "believe," "guidance," and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, SMTA's ability to realize its asset disposition plan by selling down assets leased to Shopko; SMTA's significant leverage, which may expose it to the risk of default under its debt obligations; risks associated with using debt to fund SMTA's business activities (including its ability to use Master Trust 2014, an asset-backed securitization trust, as its main financing vehicle, changes in interest rates and conditions of the debt capital markets, generally); SMTA's dependence on its external manager, Spirit Realty, L.P., to conduct its business and achieve its investment objectives; SMTA's continued ability to source new investments; unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of SMTA's properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from expectations, dependence on tenants' financial condition and operating performance, and competition from other developers, owners and operators of real estate); the financial performance of SMTA's tenants and the demand for traditional retail and restaurant space; potential fluctuations in the consumer price index; risks associated with SMTA's failure to maintain its status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in SMTA's most recent filings with the SEC, including its registration statement on Form 10, as amended. SMTA expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
NOTICE REGARDING NON-GAAP FINANCIAL MEASURES
In addition to U.S. GAAP financial measures, this press release may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included below.
REPORTING DEFINITIONS AND EXPLANATIONS

Adjusted Funds from Operations (AFFO) AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, including restructuring and divestiture costs, other G&A costs associated with relocation of the Company's headquarters, transactions costs associated with our proposed Spin-Off, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), transaction costs incurred in connection with the acquisition of real estate investments subject to existing leases and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents, amortization of above and below market rent on our leases, amortization of lease incentives, amortization of net premium (discount) on loans receivable, provision for bad debts and amortization of capitalized lease transaction costs), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/premium) and non-cash compensation expense (stock-based compensation expense). In addition, other equity REITs may not calculate AFFO as we do, and, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO does not represent cash generated from Operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as a performance measure.

Adjusted EBITDAre represents EBITDAre, or earnings before interest, taxes, depreciation and amortization for real estate, modified to include other adjustments to GAAP net income (loss) for transaction costs, severance charges, real estate acquisition costs, debt transactions and other items that we do not consider to be indicative of our on-going operating performance. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income (loss), provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should not be considered alternatives to net income (loss) or as an indicator of financial performance. A reconciliation of net income (loss) attributable to common stockholders (computed in accordance with GAAP) to EBITDAre and Adjusted EBITDAre is included at the end of this release.

Annualized Adjusted EBITDAre is calculated by multiplying Adjusted EBITDAre of a quarter by four. Our computation of Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology used by other equity REITs to calculate these measures and, therefore, may not be comparable to such other REITs. A reconciliation of Annualized Adjusted EBITDAre is included at the end of this release.

Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium, deferred financing costs, cash and cash equivalents and cash reserves on deposit with lenders as additional security. By excluding these amounts, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. A reconciliation of interest bearing debt (reported in accordance with GAAP) to Adjusted Debt is included at the end of this release.

Adjusted Debt to Annualized Adjusted EBITDAre is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations over time. We believe this ratio is a beneficial disclosure to investors as a supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Our computation of this ratio may differ from the methodology used by other equity REITs and, therefore, may not be comparable to such other REITs.

EBITDAre is a non-GAAP financial measure and is computed in accordance with standards established by NAREIT. EBITDAre is defined as net income (loss) (computed in accordance with GAAP), plus interest expense, plus income tax expense (if any), plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated real estate ventures, plus adjustments to reflect the Company's share of EBITDAre of unconsolidated real estate ventures.

Encumbered Assets represent the assets in our portfolio that are subject to mortgage indebtedness, through Master Trust 2014 or CMBS debt. The asset value attributed to these assets is the Real Estate Investment.

Funds from Operations (FFO) We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP) excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of our performance.

Master Trust 2014 is an asset-backed securitization trust established in 2005, and amended and restated in 2014, which issues non-recourse notes collateralized by commercial real estate, net-leases and mortgage loans from time to time. This liability is discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC.

Occupancy is calculated by dividing the number of economically yielding Owned Properties in the portfolio as of the measurement date by the number of total Owned Properties on said date.
Owned Properties refers to properties owned fee-simple or ground leased by Company subsidiaries as lessee.
Real Estate Investment represents the Gross Investment plus improvements less impairment charges.
Unencumbered Assets represent the assets in our portfolio that are not subject to mortgage indebtedness, which we use to evaluate our potential access to capital and in our management of financial risk. The asset value attributed to these assets is the Real Estate Investment.

Weighted Average Remaining Lease Term is calculated by dividing the sum product of (a) a stated revenue or sales price component and (b) the lease term for each lease by (c) the sum of the total revenue or sales price components for all leases within the sample.

Spirit MTA REIT
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	June 30, 2018	December 31, 2017
Assets
Investments:
Real estate investments:
Land and improvements	$955,446	$973,231
Buildings and improvements	1,665,483	1,658,023
Total real estate investments	2,620,929	2,631,254
Less: accumulated depreciation	(574,519)	(557,948)
	2,046,410	2,073,306
Loans receivable, net	67,752	32,307
Intangible lease assets, net	93,756	102,262
Real estate assets held for sale, net	36,060	28,460
Net investments	2,243,978	2,236,335
Cash and cash equivalents	37,356	6
Deferred costs and other assets, net	105,901	107,770
Goodwill	13,549	13,549
Total assets	$2,400,784	$2,357,660
Liabilities and equity
Liabilities:
Mortgages and notes payable, net	$1,999,748	$1,926,835
Intangible lease liabilities, net	22,850	23,847
Accounts payable, accrued expenses and other liabilities	20,861	16,060
Total liabilities	2,043,459	1,966,742
Redeemable preferred equity:
SMTA Preferred Stock, $0.01 par value, $25 per share liquidation preference, 20,000,000 shares authorized: 6,000,000 and 0 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	150,000	—
SubREIT Preferred Stock, $0.01 par value, $1,000 per share liquidation preference, 50,000,000 shares authorized: 5,000 and 0 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	5,000	—
Total redeemable preferred equity	155,000	—
Stockholders' equity and parent company equity:
Net parent investment	—	390,918
Common stock, $0.01 par value, 750,000,000 shares authorized; 42,851,010 and 10,000 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	429	—
Capital in excess of common stock par value	199,998	—
Accumulated earnings	1,898	—
Total stockholders' equity and parent company equity	202,325	390,918
Total liabilities and equity	$2,400,784	$2,357,660

Spirit MTA REIT
Consolidated Statements of Operations and Comprehensive Income (Loss)
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	One Month Ended June 30, 2018	Three Months Ended June 30,		Six Months Ended June 30,
		2018	2017	2018	2017
Revenues:
Rentals	$19,641	$59,240	$56,003	$118,271	$112,388
Interest income on loans receivable	369	752	202	833	405
Tenant reimbursement income	114	404	372	981	1,150
Other income	171	562	668	941	1,150
Total revenues	20,295	60,958	57,245	121,026	115,093
Expenses:
General and administrative	552	3,775	8,462	9,426	13,731
Related party fees	2,219	3,351	1,385	5,081	2,739
Transaction costs	65	5,525	367	8,542	367
Property costs (including reimbursable)	692	2,047	1,565	3,460	4,021
Interest	9,234	27,743	18,775	55,755	37,591
Depreciation and amortization	7,175	21,109	20,275	42,102	40,885
Impairments	480	1,247	5,419	6,072	11,912
Total expenses	20,417	64,797	56,248	130,438	111,246
(Loss) income before other income and income tax expense	(122)	(3,839)	997	(9,412)	3,847
Other income (expense):
(Loss) gain on debt extinguishment	—	(108)	1	(363)	1
Gain on disposition of real estate assets	3,367	4,948	8,389	3,254	19,578
Total other income	3,367	4,840	8,390	2,891	19,579
Income (loss) before income tax expense	3,245	1,001	9,387	(6,521)	23,426
Income tax expense	(22)	(22)	(45)	(79)	(90)
Net income (loss) and total comprehensive income (loss)	$3,223	$979	$9,342	$(6,600)	$23,336
Preferred dividends	(1,325)	(1,325)	—	(1,325)	—
Net income (loss) attributable to common stockholders	$1,898	$(346)	$9,342	$(7,925)	$23,336

Net income (loss) per share attributable to common stockholders
Basic	$0.04	$(0.01)	$0.22	$(0.18)	$0.54
Diluted	$0.04	$(0.01)	$0.22	$(0.18)	$0.54
Weighted average shares of common stock outstanding:
Basic	42,851,010	42,851,010	42,851,010	42,851,010	42,851,010
Diluted	42,851,010	42,851,010	42,851,010	42,851,010	42,851,010

Spirit MTA REIT
Reconciliation of Non-GAAP Financial Measures
(In Thousands, Except Share and Per Share Data)
(Unaudited)
FFO and AFFO

	One Month Ended June 30, 2018	Three Months Ended June 30,		Six Months Ended June 30,
		2018 (1)	2017 (2)	2018 (3)	2017 (2)

Net income (loss) attributable to common stockholders	$1,898	$(346)	$9,342	$(7,925)	$23,336
Add/(less):
Portfolio depreciation and amortization	7,175	21,109	20,275	42,102	40,885
Portfolio impairments	480	1,247	5,419	6,072	11,912
Gain on disposition of real estate assets	(3,367)	(4,948)	(8,389)	(3,254)	(19,578)
Total adjustments to net income	4,288	17,408	17,305	44,920	33,219

FFO	$6,186	$17,062	$26,647	$36,995	$56,555
Add/(less):
Loss (gain) on debt extinguishment	—	108	(1)	363	(1)
Transaction costs	65	5,525	367	8,542	367
Real Estate Acquisition Costs	—	218	10	219	10
Non-cash interest expense	831	2,486	1,397	5,361	2,783
Straight-line rent, net of related bad debt expense	25	(587)	(466)	(1,434)	(859)
Other amortization and non-cash charges	52	133	192	223	324
Non-cash compensation expense	—	818	3,404	2,424	4,235
Total adjustments to FFO	973	8,701	4,903	15,698	6,859

AFFO	$7,159	$25,763	$31,550	$52,693	$63,414

Dividends declared to common stockholders	$—	$—	N/A	$—	N/A
Net income (loss) per share of common stock
Basic	$0.04	$(0.01)	$0.22	$(0.18)	$0.54
Diluted	$0.04	$(0.01)	$0.22	$(0.18)	$0.54
FFO per share of common stock
Diluted	$0.144	$0.40	$0.62	$0.86	$1.32
AFFO per share of common stock
Diluted	$0.167	$0.60	$0.74	$1.23	$1.48
Weighted average shares of common stock outstanding:
Basic	42,851,010	42,851,010	42,851,010	42,851,010	42,851,010
Diluted	42,851,010	42,851,010	42,851,010	42,851,010	42,851,010
(1) Amounts for the three months ended June 30, 2018 include two months of income and expense items based on the Predecessor Entities and one month of actual results from SMTA operations as a stand-alone company.
(2) Amounts for the three and six months ended June 30, 2017 are based entirely on results of the Predecessor Entities.
(3) Amounts for the six months ended June 30, 2018 include five months of income and expense items based on the Predecessor Entities and one month of actual results from SMTA operations as a stand alone company.

Spirit MTA REIT
Reconciliation of Non-GAAP Financial Measures
(In Thousands, Except Share and Per Share Data)
(Unaudited)
Adjusted Debt, Adjusted EBITDAre, Annualized Adjusted EBITDAre

	One Month Ended June 30, 2018	Second Quarter
(Unaudited, In Thousands)		2018	2017

Master Trust 2014, net	$1,917,244	$1,917,244	$1,337,074
CMBS, net	82,504	82,504	—
Total debt, net	1,999,748	1,999,748	1,337,074
Add/(less):
Unamortized debt discount	24,491	24,491	17,924
Unamortized deferred financing costs	17,678	17,678	8,231
Cash and cash equivalents	(37,356)	(37,356)	(6)
Cash reserves on deposit with lenders as additional security classified as other assets	(60,303)	(60,303)	(23,864)
Total adjustments	(55,490)	(55,490)	2,285
Adjusted Debt	$1,944,258	$1,944,258	$1,339,359
Preferred Stock at liquidation value	155,000	155,000	—
Adjusted Debt + Preferred Stock	$2,099,258	$2,099,258	$1,339,359

Net income	$3,223	$979	$9,342
Add/(less):
Interest	9,234	27,743	18,775
Depreciation and amortization	7,175	21,109	20,275
Income tax expense	22	22	45
Gain on disposition of real estate assets	(3,367)	(4,948)	(8,389)
Impairments on real estate assets	480	1,247	5,419
Total adjustments	13,544	45,173	36,125
EBITDAre	$16,767	$46,152	$45,467
Add/(less):
Transaction costs	65	5,525	367
Real estate acquisition costs	—	218	10
Loss (gain) on debt extinguishment	—	108	(1)
Total adjustments	65	5,851	376
Adjusted EBITDAre	$16,832	$52,003	$45,843
Annualized Adjusted EBITDAre (1)	$201,984	$208,012	$183,372
Adjusted Debt / Annualized Adjusted EBITDAre	9.6x	9.3x	7.3x
Adjusted Debt + Preferred / Adjusted EBITDAre	10.4x	10.1x	N/A
(1) For one month ended June 31, 2018, Adjusted EBITDAre multiplied by 12, for the quarters ended June 30, 2018 and 2017, Adjusted EBITDAre multiplied by 4